Exhibit 99.1

Under Armour, Inc.
1020 Hull Street
Baltimore, MD 21230
CONTACTS
Investors:
Alex Miyamoto
Under Armour, Inc.
Tel: 410.454.6578
Financial Media:
Rick Anguilla
Tel: 410.454.6478

UNDER ARMOUR APPOINTS PETER MAHRER

AS PRESIDENT & MANAGING DIRECTOR, EUROPE

Experienced Sporting Goods Industry Executive to Lead Sport Performance Brand’s European Growth Strategy

Baltimore, MD (July 9, 2007) – Under Armour, Inc. (NYSE: UA) today announced the appointment of Peter Mahrer as President and Managing Director for Under Armour Europe, B.V. Mahrer, a seasoned industry executive, will oversee Under Armour’s European operations headquartered in Amsterdam. He will be responsible for executing the Company’s international growth strategy by continuing to develop Under Armour’s authentic athletic brand position and rapidly expanding distribution in Europe, the Middle East and Africa. He will report directly to Kevin Plank, President and CEO of Under Armour and replaces Ryan Wood who is returning to the U.S. as planned in a reduced role where he will continue to leverage his global sales experience to support the Brand’s growth initiatives.

Mr. Mahrer comes to Under Armour from Puma AG where he most recently served as Head of International Sales and General Manager, Central Europe. A member of Puma’s Group Executive Committee, he was responsible for the Company’s global sales strategy. During his tenure at Puma, consolidated sales grew from less than €600 million in 2001 to €2.4 billion in 2006. In his six years at Puma, he was also responsible for establishing Puma’s global merchandising process, was instrumental in the Company’s European retail strategy, and oversaw the opening of the Puma Brand Center in 2005.

Prior to his tenure at Puma, Mr. Mahrer held executive positions at adidas AG, including head of the Global Football unit where he was responsible for development and implementation of all product categories and sports marketing. In this position he was responsible for building the Company’s relationships with key football organizations including FIFA and UEFA as well as its sponsorship of professional club teams such as AC Milan. He also led adidas’ R&D efforts as head of its Advanced Product Group. In addition, Mr. Mahrer previously held a senior position at Intersport International Corp.

Mr. Plank said, “We believe the opportunity for Under Armour’s brand of authenticity in the European markets is boundless and having Peter lead our team in Amsterdam is the next logical step as we execute our strategic growth initiatives. Peter’s breadth and depth of experience in our industry across the sales, product and marketing disciplines will ensure that we deliver our universal guarantee of performance to our growing consumer base in Europe. His proven skill set of building great teams, developing strong partnerships and delivering great product to the marketplace will help build on the foundation for growth in this critical region.

“Much as he was here when we founded the Under Armour brand in the U.S., Ryan Wood was a driving force behind establishing our authentic brand position and distribution in Europe. His leadership in opening more than 1000 authentic athletic retail doors where Under Armour is now sold across Europe and in driving our on-field presence on athletes across our key markets in the United Kingdom, France and Germany was a critical contribution toward the foundation for sustained growth we are building across the Continent.”

The Company has identified the European market as a key growth driver for long-term profitability. It is focused on three key initiatives to build the platform for growth: establishing an authentic, on-field presence for its performance apparel through key teams and athletes across a wide variety of sports including football, rugby and cricket; developing an authentic athletic retail distribution network through relationships with key sporting goods retailers; and building the team and infrastructure to execute against the growth strategy.

Under Armour established its European headquarters in Amsterdam in January 2006. The Company sells its performance apparel and accessories on a direct basis in the United Kingdom and has established a network of distributors to sell its product throughout Western Europe and the Nordic region. Last month, the Company announced that it has signed an agreement with Unlimited Sports Group (USG), an integrated wholesale and retail organization, to manage the distribution of Under Armour products to Belgium, the Netherlands and Luxembourg. Under Armour is sold through Equation Performance in France; Main Sport in Germany; Sportbox SRL in Italy and MnO International in Sweden, Finland, Norway, Denmark, Iceland, Estonia, Lithuania, and Latvia.

About Under Armour, Inc.

Under Armour® (NYSE: UA) is a leading developer, marketer and distributor of branded performance apparel, footwear and accessories. The brand’s moisture-wicking synthetic fabrications are engineered in many different designs and styles for wear in nearly every climate to provide a performance alternative to traditional natural fiber products. The Company’s products are sold worldwide and worn by professional football, baseball, and soccer players, as well as athletes in major collegiate and Olympic sports. The Company’s global headquarters is in Baltimore, Maryland and it has offices in Denver, Amsterdam, Hong Kong, and Toronto. For further information, please visit the Company’s website at www.underarmour.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: our ability to forecast and manage our growth effectively; our ability to maintain effective internal controls; increased competition causing us to reduce the prices of our products or to increase significantly our marketing efforts in order to avoid losing market share; changes in consumer preferences or the reduction in demand for performance apparel and other products; our ability to accurately forecast consumer demand for our products; reduced demand for sporting goods and apparel generally; failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to effectively market and maintain a positive brand image; the availability and effective operation of management information systems and other technology; our ability to attract and maintain the services of our senior management and key employees; and changes in general economic or market conditions, including as a result of political or military unrest or terrorist attacks. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.